                                                                    EXHIBIT 99.1


[QLT LOGO]
QLT Inc.               887 Great Northern Way                     t 604.707.7000
                       Vancouver, BC Canada V5T 4T5               f 604.707.7001
                                                                  www.qltinc.com



news release

            QLT ANNOUNCES Q1 RESULTS FOR 2005 AND REITERATES GUIDANCE

                  Initiating $50 Million Share Buy-Back Program


FOR IMMEDIATE RELEASE                                             APRIL 28, 2005

VANCOUVER, CANADA--QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the first quarter ended March 31, 2005. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.

2005 Q1 SALES

Visudyne(R) worldwide sales for the first quarter were $123.7 million, an increase of 22.5% over the first quarter of 2004. Visudyne sales in the U.S. for the quarter were $51.3 million, up 13% over the same period last year. Visudyne sales in the rest of the world were $72.4 million, an increase of 30% over the same period last year.

Eligard(R) worldwide sales for the first quarter were $17.9 million, essentially flat from the first quarter of 2004. Eligard sales in the U.S. for the quarter were $10.6 million, down 33% over the same period last year. Eligard sales in the rest of the world were $7.3 million, an increase of 246% over $2.1 million in the first quarter last year.

Sales of dermatology products for the first quarter were $2.3 million compared to $0.3 million in the same period last year.


2005 Q1 RESULTS

DILUTED EARNINGS PER SHARE (EPS)

Non-GAAP EPS, which excludes the restructuring charge and amortization of acquired intangible assets, was $0.19 in the first quarter, while GAAP EPS was $0.16. A reconciliation between non-GAAP EPS and GAAP EPS is provided in Exhibit 1 of this press release.

For the first quarter 2004, non-GAAP EPS, excluding the charge for amortization of intangibles, was $0.11, while GAAP EPS was $0.34 including the extraordinary gain, or $0.19 excluding the gain.

Prior year GAAP results reflect operations before our merger with Atrix Laboratories in the fourth quarter last year, and do not necessarily provide the most appropriate comparison for our 2005 results. Therefore, we have provided non-GAAP (adjusted pro forma) results, which reflect ongoing results as if the merger had occurred just prior to January 1, 2004. A reconciliation between non-GAAP results and GAAP results for the first quarter of 2004 is provided in
Exhibit 2.

The increase from non-GAAP EPS of $0.11 in the first quarter of 2004 to $0.19 in 2005 was primarily attributable to growth in Visudyne revenue, as well as lower operating expenses.

"We are pleased with our performance in this quarter with both Visudyne sales and EPS and remain on track to achieve our annual financial guidance," said Paul Hastings, President and CEO. "We are also announcing today the initiation of a share buy-back program because we believe that the current price of the stock does not reflect the achievements and prospects of the Company and therefore represents an excellent investment opportunity."

QLT REVENUES

The Company's revenues reached $64 million in the first quarter, up 55% from revenues in the same period last year, and up 18% compared to non-GAAP revenues in the same period last year.

Revenues from Visudyne were $50 million in the quarter, up 23% from $41 million in the first quarter last year, primarily due to strong top-line Visudyne performance. QLT's share of profit from Visudyne sales increased from 31.8% to 33.2% compared to the same period last year.

RESEARCH AND DEVELOPMENT (R&D) EXPENSE

R&D expense in the first quarter was $16.4 million, up $7 million from R&D expense in the first quarter last year primarily due to R&D related to former Atrix. R&D expense was down $1.1 million from non-GAAP R&D expense of $17.5 million last year, primarily due to lower spending on clinical trials that have been completed (Eligard six-month, Aczone).

SELLING, GENERAL AND ADMINISTRATIVE (SG&A) EXPENSE

For the first quarter of 2005, SG&A expense was $5.4 million, up $0.6 million from prior year first quarter expense, but down $1.8 million from 2004 non-GAAP SG&A expense. This decrease occurred primarily due to lower compensation costs and timing of allocations to R&D.

CASH AND SHORT-TERM INVESTMENTS

The company's cash and short-term investments increased from $380 million to $408 million during the first quarter of 2005.

SHARE BUY-BACK PROGRAM

Over a two-year period QLT intends to purchase up to $50 million worth of its own common shares. The share purchases will be made as a normal course issuer bid, whereby the Company will purchase for cancellation up to $50 million worth of common shares, subject to regulatory requirements. The bid will commence upon regulatory approval. All purchases will be effected in the open market through the facilities of The Toronto Stock Exchange and/or the Nasdaq Stock Market in accordance with the rules of those markets.

TAP LITIGATION

QLT also announces the outcome of a nullity action brought by MediGene AG, one of our Eligard marketing partners in Europe, in the German Federal Patent Court with respect to the German part of European Patent EP 0 202 065 (the "'065 patent"). On April 20, the Federal Patent Court nullified all the claims of the '065 patent alleged by Takeda Chemical Industries Ltd., Wako Pure Chemical Industries, Ltd., and Takeda GmbH to be infringed by MediGene AG and Yamanouchi Pharma GmbH in a suit filed in the Regional Court Dusseldorf.

ABOUT QLT

QLT Inc. is a global biopharmaceutical company specializing in developing treatments for cancer, eye diseases, dermatological and urological conditions. We have combined our expertise in the discovery, development, commercialization and manufacture of innovative drug therapies with our unique technology platforms to create highly successful products such as Visudyne(R) and Eligard(R). For more information, visit our web site at www.qltinc.com.

QLT INC. -- FINANCIAL HIGHLIGHTS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)

                                                                                                            THREE MONTHS ENDED
                                                                                                                 MARCH 31,
(In thousands of United States dollars, except per share information)                                       2005             2004
----------------------------------------------------------------------------------------------------------------------------------
(Unaudited)
REVENUES
  Net product revenue                                                                                   $ 57,146         $ 40,519
  Net royalties                                                                                            3,708                -
  Contract research and development                                                                        3,036              792
  Licensing and milestones                                                                                   125                -
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          64,015           41,311
----------------------------------------------------------------------------------------------------------------------------------

COSTS AND EXPENSES
  Cost of sales                                                                                           14,490            6,922
  Research and development                                                                                16,436            9,410
  Selling, general and administrative                                                                      5,389            4,781
  Depreciation                                                                                             1,734              809
  Amortization of intangibles                                                                              1,871                -
  Restructuring                                                                                            2,515                -
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                          42,435           21,922
----------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME                                                                                          21,580           19,389

INVESTMENT AND OTHER INCOME (EXPENSE)
  Net foreign exchange gains                                                                                 584              276
  Interest income                                                                                          2,549            2,482
  Interest expense                                                                                        (1,598)          (1,528)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           1,535            1,230
----------------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                                                23,115           20,619

PROVISION FOR INCOME TAXES                                                                                (7,859)          (6,990)
----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE EXTRAORDINARY GAIN                                                                          15,256           13,629
----------------------------------------------------------------------------------------------------------------------------------

EXTRAORDINARY GAIN                                                                                             -           10,393

==================================================================================================================================
NET INCOME                                                                                              $ 15,256     $    24,022
==================================================================================================================================

BASIC NET INCOME PER COMMON SHARE
  Income before extraordinary gain                                                                       $  0.16          $  0.20
  Extraordinary gain                                                                                           -             0.15
----------------------------------------------------------------------------------------------------------------------------------
  Net income                                                                                             $  0.16          $  0.35

DILUTED NET INCOME PER COMMON SHARE
  Income before extraordinary gain                                                                       $  0.16          $  0.19
  Extraordinary gain                                                                                           -             0.15
----------------------------------------------------------------------------------------------------------------------------------
  Net income                                                                                             $  0.16          $  0.34

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
(IN THOUSANDS)
  Basic                                                                                                   93,325           69,276
  Diluted                                                                                                 94,874           69,911
----------------------------------------------------------------------------------------------------------------------------------

QLT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

                                                                                   MARCH 31,                   December 31,
(In thousands of United States dollars)                                              2005                        2004 (1)
---------------------------------------------------------------------------------------------------------------------------
(Unaudited)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                         $192,164                      $277,087
  Short-term investment securities                                                   215,837                       102,765
  Accounts receivable                                                                 57,664                        56,600
  Inventories                                                                         41,313                        45,899
  Current portion of deferred income tax assets                                        2,291                         4,753
  Other                                                                               14,661                        13,521
---------------------------------------------------------------------------------------------------------------------------
                                                                                     523,930                       500,625
---------------------------------------------------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT                                                         80,793                        81,674
DEFERRED INCOME TAX ASSETS                                                             5,501                         6,926
INTANGIBLES, NET                                                                     120,101                       119,600
GOODWILL                                                                             402,518                       402,518
OTHER LONG-TERM ASSETS                                                                 4,439                         4,906
---------------------------------------------------------------------------------------------------------------------------
                                                                                  $1,137,282                    $1,116,249
===========================================================================================================================

LIABILITIES
CURRENT LIABILITIES
  Accounts payable                                                                   $ 8,336                      $ 12,993
  Accrued restructuring charge                                                           424                             -
  Other accrued liabilities                                                           16,660                        19,528
  Current portion of deferred revenue                                                  5,116                         2,278
---------------------------------------------------------------------------------------------------------------------------
                                                                                      30,536                        34,799

DEFERRED INCOME TAX LIABILITIES                                                       53,022                        52,171
DEFERRED REVENUE                                                                       3,572                             -
LONG-TERM DEBT                                                                       172,500                       172,500
---------------------------------------------------------------------------------------------------------------------------
                                                                                     259,630                       259,470
---------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
COMMON SHARES                                                                        875,839                       848,498
ADDITIONAL PAID IN CAPITAL                                                            71,843                        92,193
ACCUMULATED DEFICIT                                                                 (158,538)                     (173,794)
ACCUMULATED OTHER COMPREHENSIVE INCOME                                                88,508                        89,882
---------------------------------------------------------------------------------------------------------------------------
                                                                                     877,652                       856,779
---------------------------------------------------------------------------------------------------------------------------
                                                                                  $1,137,282                    $1,116,249
===========================================================================================================================

As at March 31, 2005, there were 93,403,359 issued and outstanding common shares and 12,245,855 outstanding stock options.

(1) Certain comparative figures have been reclassified to conform with the current period's presentation.

QLT INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In accordance with United States generally accepted accounting principles)

                                                                                                             THREE MONTHS ENDED
                                                                                                                  MARCH 31,
(In thousands of United States dollars)                                                                        2005          2004
----------------------------------------------------------------------------------------------------------------------------------
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                                               $15,256      $ 24,022
   Adjustments to reconcile net income to net cash provided by operating activities:
      Amortization of intangibles                                                                             1,871             -
      Depreciation                                                                                            1,734           809
      Amortization of deferred financial expenses                                                               281           239
      Unrealized foreign exchange losses                                                                      1,543         2,088
      Extraordinary gain                                                                                          -       (10,393)
      Deferred income taxes                                                                                   5,306         6,990
   Changes in non-cash operating assets and liabilities
      Accounts receivable                                                                                    (7,191)       (3,870)
      Inventories                                                                                             4,357        (1,646)
      Other assets                                                                                             (991)        5,643
      Accounts payable                                                                                          494          (911)
      Income taxes payable                                                                                        -             -
      Accrued restructuring charge                                                                              418             -
      Other accrued liabilities                                                                              (3,839)       (8,893)
      Deferred revenue                                                                                        6,398        (1,728)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             25,637        12,350
----------------------------------------------------------------------------------------------------------------------------------

CASH USED IN INVESTING ACTIVITIES
   Short-term investment securities                                                                        (110,608)       (9,220)
   Purchase of property, plant and equipment                                                                 (2,075)       (3,169)
   Purchase costs related to Atrix Laboratories, Inc.                                                        (1,210)           -
   Purchase of Kinetek Pharmaceuticals Inc., net of cash acquired                                                 -        (2,316)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           (113,893)      (14,705)
----------------------------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY FINANCING ACTIVITIES
   Long-term debt (net)                                                                                          -            (71)
   Issuance of common shares                                                                                 7,017         11,696
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             7,017         11,625
----------------------------------------------------------------------------------------------------------------------------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                                                (3,684)        (2,180)

----------------------------------------------------------------------------------------------------------------------------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                                       (84,923)         7,090
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                             277,087        262,408
----------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                                  $192,164       $269,498
==================================================================================================================================

QLT INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2005 FIRST QUARTER RECONCILIATION OF GAAP EARNINGS TO                  EXHIBIT 1
NON-GAAP EARNINGS

-------------------------------------------------------------------------------------------------------------
(In millions of United States dollars, except per share data) (Unaudited)

                                                                                               Three months
                                                   Three months ended                        ended March 31,
                                                     March 31, 2005                           2005 Adjusted
                                                          GAAP            Adjustments          Non-GAAP(1)
-------------------------------------------------------------------------------------------------------------
REVENUES
   Net product revenue                                   $ 57.1              $  -                 $ 57.1
   Net royalties                                            3.7                 -                    3.7
   Contract research and development                        3.0                 -                    3.0
   Licensing and milestones                                 0.1                 -                    0.1
-------------------------------------------------------------------------------------------------------------
                                                           64.0                 -                   64.0
-------------------------------------------------------------------------------------------------------------
COST AND EXPENSES
    Cost of sales                                         (14.5)                -                  (14.5)
    Research and development                              (16.4)                -                  (16.4)
    Selling, general and administrative                    (5.4)                -                   (5.4)
    Depreciation                                           (1.7)                -                   (1.7)
    Amortization of intangibles                            (1.9)              1.9  (a)                 -
    Restructuring                                          (2.5)              2.5  (b)                 -
-------------------------------------------------------------------------------------------------------------
                                                          (42.4)              4.4                  (38.0)
-------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                           21.6               4.4                   26.0
INVESTMENT AND OTHER INCOME (EXPENSE)
   Net foreign exchange gains                               0.6                 -                    0.6
   Interest income                                          2.5                 -                    2.5
   Interest expense                                        (1.6)                -                   (1.6)
-------------------------------------------------------------------------------------------------------------
                                                            1.5                 -                    1.5
-------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                 23.1               4.4                   27.5
   Provision for income taxes                              (7.9)             (1.5)  (c)             (9.3)
-------------------------------------------------------------------------------------------------------------
NET INCOME                                                 15.3               2.9                   18.2
=============================================================================================================

INCOME PER COMMON SHARE:
   Basic                                                  $0.16                                   $ 0.19
   Diluted                                                $0.16                                   $ 0.19

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
(IN MILLIONS)
   Basic                                                   93.3                                     93.3
   Diluted                                                 94.9                                     94.9

Adjustments:
(a) Remove amortization of acquired intangibles resulting from our merger with Atrix in November, 2004.
(b) Remove restructuring costs related to integration activities that followed our merger with Atrix.
(c)   Remove the income tax impact of (a) and (b).

Note 1
The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful because they exclude those non-operational activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance.

                                                                       EXHIBIT 2

QLT INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2004 FIRST QUARTER RECONCILIATION OF GAAP EARNINGS TO
NON-GAAP EARNINGS (PRO FORMA)

-----------------------------------------------------------------------------------------------------------------------------
(In millions of United States dollars, except per share data) (Unaudited)

                                                                          Atrix
                                                                        pre-merger                             Three months
                                                                        operations                                 ended
                                                   Three months        (January 1,                               March 31,
                                                       ended              2004 -                               2004 Adjusted
                                                  March 31, 2004        March 31,                                Pro Forma
                                                       GAAP               2004)        Adjustments              Non-GAAP(1)
-----------------------------------------------------------------------------------------------------------------------------
REVENUES
   Net product revenue                                $  40.5              $ 4.5           $  -                   $  45.0
   Net royalties                                            -                3.6              -                       3.6
   Contract research and development                      0.8                5.0              -                       5.8
   Licensing and milestones                                 -                2.1           (2.1)   (a)                  -
-----------------------------------------------------------------------------------------------------------------------------
                                                         41.3               15.2           (2.1)                     54.4
-----------------------------------------------------------------------------------------------------------------------------
COST AND EXPENSES
   Cost of sales                                         (6.9)              (3.2)          (1.3)    (b)             (11.4)
   Research and development                              (9.4)              (8.1)             -                     (17.5)
   Selling, general and administrative                   (4.8)              (2.3)          (0.2)    (c)              (7.2)
   Depreciation                                          (0.8)              (0.6)          (0.2)    (d)              (1.6)
   Amortization of intangibles                              -                  -           (1.9)    (e)              (1.9)
-----------------------------------------------------------------------------------------------------------------------------
                                                        (21.9)             (14.2)          (3.6)                    (39.7)
-----------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                         19.4                1.0           (5.6)                     14.8
INVESTMENT AND OTHER INCOME (EXPENSE)
   Net foreign exchange gains                             0.3                0.3              -                       0.6
   Interest income                                        2.5                0.6           (2.3)   (f)                0.9
   Interest expense                                      (1.5)                 -              -                      (1.5)
   Other gains                                              -                0.9           (0.9)   (g)                  -
-----------------------------------------------------------------------------------------------------------------------------
                                                          1.2                1.9           (3.1)                    (0.0)
-----------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                               20.6                2.9           (8.8)                     14.7
   Provision for income taxes                            (7.0)                 -            2.0    (h)              (5.0)
-----------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE EXTRAORDINARY GAIN                  13.6                2.9           (6.8)                      9.7
-----------------------------------------------------------------------------------------------------------------------------
   Extraordinary gain                                    10.4                  -          (10.4)   (i)                  -
-----------------------------------------------------------------------------------------------------------------------------
NET INCOME                                               24.0                2.9          (17.2)                      9.7
=============================================================================================================================

   BASIC NET INCOME PER COMMON SHARE:
      Income before extraordinary gain                $  0.20                                                     $  0.11
      Extraordinary gain                                 0.15                                                           -
-----------------------------------------------------------------------------------------------------------------------------
      Net Income                                      $  0.35                                                     $  0.11
-----------------------------------------------------------------------------------------------------------------------------

   DILUTED NET INCOME PER COMMON SHARE:
      Income before extraordinary gain                $  0.19                                                     $  0.10
      Extraordinary gain                                 0.15                                                           -
-----------------------------------------------------------------------------------------------------------------------------
      Net Income                                         0.34                                                        0.10
-----------------------------------------------------------------------------------------------------------------------------

      Add back amortization of acquired intangibles net of related tax                                               0.01
                                                                                                           ------------------
      DILUTED INCOME PER COMMON SHARE LESS EFFECT OF ACQUIRED INTANGIBLES(1)                                      $  0.11
                                                                                                           ------------------

      WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (MILLIONS)
            Basic                                        69.3                                                        91.6
            Diluted                                      69.9                                                        96.1

Adjustments
(a) Remove licensing fees and milestone revenue related to deferred revenue recorded at fair value upon merger.
(b) Increase cost of sales as a result of recording inventory at fair value upon merger.
(c)   Add patent maintenance expenses.
(d) Increase depreciation as a result of recording property, plant and equipment at fair value.
(e)   Record additional amortization of acquired intangibles.
(f) Remove foregone interest income from cash consumed in the merger and harmonization of treasury investment policies.
(g)   Remove gain on sale of investments that would have been liquidated.
(h)   Record tax impact of adjustments (b), (d), (e), and (f).
(i) Remove extraordinary gain related to Kinetek acquisition as a non-recurring item.

Note 1:

The adjusted pro forma non-GAAP financial measures presented above are utilized by QLT's management to gain an understanding of the performance of the Company as a result of the merger. The adjusted pro forma non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. The Company believes that the adjusted pro forma non-GAAP financial measures are useful because they provide information that may be relevant to obtaining an understanding of the trends of the Company or the prospects of future performance.

QLT Inc. will hold an analyst and institutional investor conference call to discuss first quarter results on April 28th at 8:30 a.m. EDT (5:30 a.m. PDT). The call will be broadcast live via the Internet at www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at 1-800-374-8183, access code 5540623.

                                      -30-

QLT INC.:
Vancouver, Canada
Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001

Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.

QLT Inc. is listed on the Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."

A full explanation of how the Company determines and recognizes revenue from Visudyne and Eligard sales is contained in the financial statements contained in the Company's annual and periodic reports. Visudyne sales are product sales by Novartis under its alliance with QLT. Eligard sales are product sales by third parties pursuant to contractual agreements with the Company.

The first quarter financial results for QLT in this press release are preliminary and unaudited and are not a complete disclosure of our quarterly financial results Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, the statements as to the Company's intention to purchase its common shares and the Company's expectation that it is on track to achieve the sales and revenue guidance figures previously released These statements are only predictions and there are a number of risks , uncertainties and other factors which could cause actual events or results may differ materially, including but not limited to: the risk that future sales of Visudyne, Eligard and our other products may be less than expected due to increased competition or for other reasons, our future operating results are uncertain and likely to fluctuate, currency fluctuations in our primary markets may impact our financial results, uncertainty of and timing of pricing and reimbursement may limit the future sales of our products, clinical development programs may not be successful, the outcome of the pending patent and securities litigation against us may be unfavorable and have an adverse impact on our financial results, we are dependent on third-parties to commercialise Visudyne, Eligard and our other products, our intention to purchase our common shares is subject to regulatory approval and the extent to which the Company does so will be impacted by market factors, and other factors described in detail in QLT's Annual Information Form and Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT assumes no obligation to update such information to reflect later events or developments, except as required by law.



                                                                     Page 9 of 9